Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces Closing of Asset Disposition and Assignment of Debt

HOUSTON, TX / ACCESSWIRE / September 27, 2018 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, announced the closing, on September 26, 2018, of its previously announced transaction with N&B Energy, LLC (“N&B”), in connection with the disposition of a substantial portion of its assets in exchange for N&B’s assumption of all of Camber's senior debt with International Bank of Commerce ("IBC"). As previously disclosed, N&B is affiliated with Richard N. Azar, II, Camber's former Chief Executive Officer and former director who resigned as a member of the Board on June 21, 2018, and Donnie B. Seay, a former director who resigned as a member of the Board on July 10, 2018.

Pursuant to the terms of the transaction, the Company has retained its assets in Glasscock County and Hutchinson Counties, Texas and has also been assigned a 12.5% production payment (subject to a maximum of $2,500,000) and a 3% overriding royalty interest in its Okfuskee County, Oklahoma asset which were otherwise assigned to N&B as part of the transaction. In addition, Camber has been assigned an overriding royalty interest on certain undeveloped leasehold interests.

Finally, the Company has, most importantly, extinguished all of its existing bank debt, which totaled approximately $36,900,000, significantly enhancing its balance sheet and cash flow by eliminating the current required monthly debt service payments of $425,000 per month.

The Interim CEO of Camber, Louis G. Schott, noted, “This transaction is a major milestone for the Company. We have significantly improved the Company's balance sheet and have taken major steps towards regaining compliance with the continued listing standards of the NYSE American.”

Mr. Schott continued, “With this momentum, we believe the Company is in a position for growth through acquisition and development opportunities.”

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $11 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.

Released September 27, 2018